EXHIBIT 1



                      TRANSACTION IN SHARES OF THE COMPANY

                  The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company since their most recent filing on Schedule 13D.


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     Date of               Number of
   Transaction               Shares                     Price Per Share
------------------ --------------------------- --------------------------------
    05/17/06                750,000                         $23.50
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    04/18/06                 50,000                     Charitable Gift
------------------ --------------------------- --------------------------------
    04/04/06                 25,000                     Charitable Gift
------------------ --------------------------- --------------------------------
    04/03/06                 50,000                     Charitable Gift
------------------ --------------------------- --------------------------------
    03/03/06                 25,000                     Charitable Gift
------------------ --------------------------- --------------------------------
    02/06/06                100,000                     Charitable Gift
------------------ --------------------------- --------------------------------
    01/30/06                 25,000                     Charitable Gift
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